Exhibit 99.1

Contacts:	Brian W. Poff	Dru Anderson
	Executive Vice President,	Corporate Communications, Inc.
	Chief Financial Officer	(615) 324-7346
	Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE NAMES SEAN GAFFNEY AS CHIEF LEGAL OFFICER

Frisco, Texas (April 8, 2019) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced the hiring of Sean P. Gaffney as the Company’s Executive Vice President, Chief Legal Officer, effective April 29, 2019.

Gaffney brings over 15 years of experience in strategic advisory and legal transactions involving healthcare providers to Addus. He most recently served as General Counsel for Dallas-based Encompass Health – Home Health & Hospice, the fourth largest U.S. provider of skilled home health services. As general counsel of Encompass, he consulted with the company’s board of directors and senior management team on a wide range of strategic matters, including transaction strategy and execution, legal risk mitigation and regulatory and government relations issues. Before joining Encompass, he was Executive Vice President of Corporate Development, General Counsel and Secretary of BroadJump, LLC, a software start-up producing innovative hospital cost-reduction technology.

Gaffney has a bachelor’s degree from The University of Dallas and holds a juris doctorate from Boston University School of Law, where he was a G. Joseph Tauro Scholar and served as managing editor of the Boston University International Law Journal. He is a member of the State Bar of Texas and the Association of Technology Law Professionals.

Dirk Allison, President and Chief Executive Officer of Addus, remarked, “We are very pleased to have Sean join our senior management team. He has extensive legal experience in the healthcare services industry, including M&A advisory, due diligence, regulatory compliance and a strong working knowledge of the filings and disclosures required of a public company. We are confident his expertise will be an important asset for Addus, and we look forward to his valuable insight as we continue to execute our growth strategy.”

Forward Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” “will,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such

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ADUS Names Sean Gaffney as Chief Legal Officer

April 8, 2019

forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, our ability to effectively integrate, manage and maintain the security of our information systems, higher than anticipated costs, lower than anticipated cost savings, any failure of Illinois to enact a minimum wage offset and/or the timing of any such enactment, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, and available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 156 locations across 24 states. For more information, please visit www.addus.com.

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